INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT



We consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-14525) of Laser Storm, Inc. of our report dated February 9, 1996, accompanying the financial statements of Laser Storm, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP


Denver, Colorado
February 3, 1997